Exhibit 23.1








                   Consent of Independent Auditors



The Board of Directors of
Union Carbide Corporation



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Union Carbide Corporation of our reports on Union Carbide Corporation included and incorporated by reference in the Annual Report on Form 10-K of Union Carbide Corporation for the year ended December 31, 1993. Our reports refer to changes in accounting principles as described in Note 1 to the consolidated financial statements.







Stamford, Connecticut                 KPMG PEAT MARWICK
May 9, 1994